Exhibit 10.3

BUILD-A-BEAR WORKSHOP, INC. RESTRICTED STOCK/PERFORMANCE SHARE UNIT AGREEMENT	Grant Date:
Employee:
No. of Shares of Time-Based Restricted Stock:
Target Number of Shares of Performance Share Units:

This Agreement will certify that the employee named above (the “Employee”) is awarded the total number of restricted shares of common stock, $0.01 par value per share (the “Common Stock”), of Build-A-Bear Workshop, Inc. (the “Company”) designated above (the “Restricted Stock”), pursuant to the Build-A-Bear Workshop, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”), as of the date indicated above (the “Grant Date”) and subject to the terms, conditions and restrictions in the Plan and those set forth below. The Employee is also awarded the total number of Performance Share Units (“PSUs”) designated above pursuant to the Plan, as of the Grant Date and subject to the terms, conditions and restrictions in the Plan and those set forth below. Each PSU represents the right to receive one share of the Common Stock, subject to the terms, conditions and restrictions in the Plan and those set forth below. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall control. The Employee’s electronic acceptance within sixty (60) days on his/her personal Merrill Lynch account constitutes Employee’s acceptance of this award and acknowledgement of Employee’s agreement to all the terms, conditions and restrictions contained in the Plan and this Agreement. If the Employee does not accept this award on his/her personal Merrill Lynch account within sixty (60) days of the Grant Date, the Employer may revoke this grant.

BUILD-A-BEAR WORKSHOP, INC.

By: ________________________________________________________

______________________

______________________

Terms and Conditions

A.    Terms and Conditions Applicable to Restricted Stock and Performance Share Units

1.    Terms of Restricted Stock Award. Pursuant to action of the Compensation and Human Capital Committee (the “Committee”), the Company awards to the Employee the number of shares of Restricted Stock set forth above. The Restricted Stock is nontransferable by the Employee during the period described below and is subject to the risk of forfeiture as described below.

Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, subject to the terms of this Agreement, other than as set forth herein, if the Employee terminates service as an employee of the Company prior to the time a restriction lapses, the Employee shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such service.

(a)    Time-Based Restricted Stock

The restrictions on transfer described in this Section A.1 applicable to the Time-Based Restricted Stock awarded above shall lapse and be of no further force and effect as follows, if the Employee is still an employee of the Company on the respective dates set forth below, and has been continuously serving as such an employee of the Company from the Grant Date until such date:

(a)   Performance Share Units

PSUs awarded above shall vest, if (1) the performance criteria applicable to the PSUs as established by the Committee and included in Exhibit A hereto (the “Performance Criteria”) have been satisfied, and (2) other than as set forth herein in the event of death, permanent and total disability, or retirement, the Employee is still an employee of the Company on the date set forth below, and has been continuously serving as such an employee of the Company from the Grant Date to such vesting date:

Date	Portion of Grant for which Restrictions Lapse on Indicated Date	Date	Portion of Grant for which PSUs vest on Indicated Date
Grant Date:	0	Grant Date	0
		Vesting Date/___________:	100%

For avoidance of doubt, on __________, one hundred percent (100%) of the Time-Based Restricted Stock shall be transferable by the Employee if the Employee is still an employee of the Company and has been continuously serving from the Grant Date through __________ as an employee of the Company.

Notwithstanding the foregoing, in the event of a Change in Control, all previously granted shares of Time-Based Restricted Stock not yet free of the restrictions of this Section A.1.(a) shall only become immediately free of such restrictions in accordance with Section 12.B of the Plan.

2.     Terms of Performance Share Units Award. Pursuant to action of the Committee, the Company awards to the Employee the number of shares of PSUs set forth above. PSUs are nontransferable by the Employee during the period described below and are subject to the risk of forfeiture as described below. Subject to the terms of this Agreement, other than as set forth herein, if the Employee terminates service as an employee of the Company prior to the time performance criteria are satisfied, the Employee shall forfeit any PSUs which are still subject to such performance criteria at the time of termination of service.

For avoidance of doubt, on the date ending _________, one hundred percent (100%) of the Target Number of PSUs shall become fully vested if (1) the Performance Criteria set forth in Exhibit A hereto have been satisfied, and (2) other than as set forth herein, the Employee is still an employee, and has been continuously serving from the Grant Date through ____________ as an employee of the Company on such vesting date.

Notwithstanding the foregoing, in the event of a Change in Control prior to __________, one hundred percent (100%) of the Target Number of PSUs shall become fully vested in accordance with Section 12.B of the Plan.

Payment of fully vested PSUs shall be made in shares of Common Stock as soon as practicable following the vesting date. The Company shall (a) issue or deliver to the Employee the number of shares of Common Stock equal to the vested PSUs and (b) enter the Employee’s name on the books of the Company as the Shareholder of record with respect to the shares of Common Stock delivered to the Employee.

3.     Death or Disability of the Employee.

(a)    Time-Based Restricted Stock

In the event (i) of the death of the Employee, or (ii) the Company terminates the Employee’s employment due to a permanent and total disability which results in the Employee’s inability to return to work with the Company, all previously granted shares of Time-Based Restricted Stock not yet free of the restrictions of Section A.1(a) shall become immediately free of such restrictions.

(b)    Performance Share Units

In the event (i) of the death of the Employee, or (ii) the Company terminates the Employee’s employment due to a permanent and total disability which results in the Employee’s inability to return to work with the Company, in either case prior to the end of Fiscal Year _____, one hundred percent (100%) of Target Number of PSUs (as set forth on page 1) shall become immediately free of the restrictions of Section A.2(a).

In the event (i) of the death of the Employee, or (ii) the Company terminates the Employee’s employment due to a permanent and total disability which results in the Employee’s inability to return to work with the Company, in either case subsequent to the end of Fiscal Year _____, one hundred percent (100%) of Target number of PSUs which are earned but not yet free of the restrictions of Section A.2(a) shall become immediately free of such restrictions.

4.     Retirement of the Employee.

For the purposes of this Agreement:

“Retirement” means a termination of employment, other than for Cause, occurring (i) on or after age 65, or (ii) on or after the date at which the combination of Employee’s age and years of service with the Company or any company or division acquired by the Company is greater than or equal to 70 years; and

“Cause” shall have the same meaning as ascribed to such term in that certain Employment, Confidentiality and Noncompete Agreement entered into by and between Employee and the Company as of the date hereof.

“Retirement Prorated Portion” means the PSUs prorated by the number of days in the three Fiscal Year performance period that elapsed prior to the Employee’s Retirement divided by the total number of days in the three Fiscal Year performance period.

(a)    Time-Based Restricted Stock

In the event Employee’s employment terminates prior to __________ due to Retirement, the Employee shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of such Retirement.

(b)    Performance Share Units

In the event Employee’s employment terminates prior to _________ due to Retirement, a Retirement Prorated Portion of the PSUs shall become vested on ________ if the Performance Criteria set forth in Exhibit A hereto have been satisfied.

5.     Cost of Restricted Stock/PSUs. The purchase price of the shares of Restricted Stock or PSUs shall be $0.00.

6.     Rights as Stockholder. The Employee shall be entitled to all of the rights of a stockholder, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares, with respect to the shares of Time-Based Restricted Stock, since the Grant Date; If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. If the Employee forfeits any rights the Employee has under this Agreement, the Employee shall, on the date of the forfeiture, no longer have any rights as a shareholder with respect to the shares of Restricted Stock described in this award which are subject to such forfeiture and shall no longer be entitled to vote or receive dividends with respect to such shares.

(b) Performance Share Units. The Employee shall not be entitled to any of the rights of a stockholder, including the right to vote such PSUs and to receive dividends and other distributions payable with respect to such awarded PSUs.

7.     Escrow of Share Certificates. Certificates for the Restricted Stock shall be issued in the Employee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein. A certificate or certificates representing the Restricted Stock as to which restrictions have lapsed shall be delivered to the Employee upon such lapse.

8.     Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Stock, Common Shares, or PSUs shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.     Withholding Taxes. The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

10.    Mandatory Clawback. The Performance-Based Restricted Stock awarded above shall be subject to the Build-A-Bear Workshop, Inc. Clawback Policy adopted by the Company’s Board of Directors on November 7, 2023, as such policy may be amended from time to time.

B.     Terms and Conditions Applicable to All Awards

1.     Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provision in the Agreement, if there is any change in the Common Stock by reason of stock dividends, spin-offs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of shares of Restricted Stock and PSUs under this award not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

2.     Consideration/No Right to Continued Service. This award is made in consideration of the services to be rendered by the Employee to the Company. Nonetheless, nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Employee, with or without cause.

3.     Committee Administration. This award has been made pursuant to a determination made by the Committee, and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Employee by the express terms hereof.

4.     Grant Subject to Plan. These Restricted Stock and PSUs awards are granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Committee has been appointed by the Board of Directors and designated by it, as the Committee to make grants of Restricted Stock and PSUs.

5.     Section 83(b) Election.

(a)    Time Based Restricted Stock. The Employee may make an election under Internal Revenue Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock awarded. Any such election must be made within thirty (30) days after the Grant Date. If Employee elects to make a Section 83(b) Election, the Employee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. The Employee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

(b)    Performance Share Units. The Employee may not make a Section 83(b) election with respect to PSUs.

6.     Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Administrative Officer & General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

7.     Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Employee and the Employee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock or PSUs may be transferred by will or the laws of descent or distribution.

8.     Governing Law. This Agreement shall be construed under the laws of the State of Delaware.

Exhibit A

Performance Criteria Applicable to Performance Share Units